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                                                                     EXHIBIT 1.1

                        FORM OF UNDERWRITING AGREEMENT


                               3,000,000 Shares
                        IMPAC COMMERCIAL HOLDINGS, INC.

                                 Common Stock

                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                   June __, 1998


PAINEWEBBER INCORPORATED
STIFEL, NICOLAUS & COMPANY INCORPORATED
CIBC OPPENHEIMER CORP.
EVEREN SECURITIES, INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

          Impac Commercial Holdings, Inc., a Maryland corporation (the "Company"), proposes to sell an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to you (collectively, the "Underwriters"). The Company has also agreed to grant to you an option (the "Option") to purchase up to an additional 450,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

          The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein
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to "this Agreement" and to the phrase "herein" shall be deemed to include the
Price Determination Agreement.

          The Company confirms as follows its agreements with the Underwriters.

          1.   Agreement to Sell and Purchase.
               ------------------------------

               (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Underwriters and the Company in accordance with Section 1(c) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. If the Company elects to rely on Rule 430A (as hereinafter defined), Schedule I may be attached to the Price Determination Agreement.

               (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 450,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of this Agreement (or, if the Company has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Shares Notice") by the Underwriters to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On an Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional shares.

               (c) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement (as hereinafter defined) containing such per

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share price information shall be filed before the Registration Statement becomes effective. If the Company has elected to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 4(i) and 6 shall remain in effect.

          2.   Delivery and Payment.  Delivery of the Firm Shares shall be made
               --------------------
to the Underwriters against payment of the purchase price by credit to the account of the Company with the Depository Trust Company. Such payment shall be made at 10:00 a.m., New York City time, on ______________________, 1998 at the offices of ______________________________, _________________________, or at such time on such other date at such other place, as may be agreed upon by the Company and the Underwriters, but in no event later than 10 days after such date (such date is hereinafter referred to as the "Closing Date").

          To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice. The cost of tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

          3.   Representations and Warranties of the Company.
               ---------------------------------------------

               (a) The Company represents, warrants and covenants to each Underwriter that:

                    (i) The Company meets the requirements for use of Form S-11 under the Securities Act and the Rules and Regulations. If the registration statement (Registration No. 333-52231) on Form S-11 relating to the Shares, including a preliminary prospectus and such amendments to such Registration Statement (as defined) as may have been required to the date of this Agreement and which has been prepared by the Company, and filed with the Securities and Exchange Commission (the "Commission") under the provisions of the Securities Act of 1933, as amended (the

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"Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Commission thereunder, has not become effective, a further amendment to such Registration Statement, including a form of final prospectus, necessary to permit such Registration Statement to become effective will be filed promptly by the Company. If such Registration Statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations and promptly after the execution and delivery of the Price Determination Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose are pending or, to the knowledge of the Company, threatened by the Commission. Copies of such Registration Statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations.

                    (ii) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, an Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Securities Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Securities Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, an Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(a)

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do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the legend, if any, regarding stabilization set forth on the inside front cover page of the Prospectus, the names of the Underwriters and the amounts of the selling concession and reallowance set forth in the Prospectus under the caption "Underwriting" and the identification of counsel to the Underwriters in the Prospectus under the caption "Legal Matters" constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act.

                    (iii) The only subsidiaries (as defined in the Rules and Regulations) of the Company are Impac Commercial Capital Corporation ("ICCC") and IMH/ICH Dove Street, LLC (the "Subsidiaries"). The Company and each of its Subsidiaries is, and at the Closing Date and, if later, an Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of its Subsidiaries has, and at the Closing Date and, if later, an Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date and, if later, an Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified would not result in a material adverse effect on the Company or any of its Subsidiaries or their respective business, properties, business prospects, condition (financial or otherwise) or results of operations (a "Material Adverse Effect"). All of the outstanding shares of the capital stock of the Subsidiaries, including but not limited to the ICCC Preferred Stock, have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company, to the extent described in the Prospectus, free and clear of all liens, encumbrances and claims whatsoever. Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date and, if later, an Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Charter and of the by-laws of the Company and each of its Subsidiaries and all amendments thereto have been filed as exhibits to the Registration Statement or delivered to the Underwriters or their counsel,

                                       5
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and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, an Option Closing Date, except such as the Underwriters shall approve or as may be necessary for the Company to continue to qualify as a REIT under the Code (as such term is hereinafter defined).

                    (iv) All of the outstanding shares of capital stock have been, and the Shares to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Stock in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, an Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus, there are no, and at the Closing Date and, if later, an Option Closing Date, there will not be, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. The descriptions of the Company's dividend reinvestment plan, stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately present the information required to be shown with respect to such plans, arrangements, options and rights.

                    (v) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and ICCC as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and ICCC for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the
Prospectus.   No other financial statements or schedules of the Company are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants") who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The statements included in the Registration Statement or the Prospectus with respect to the Accountants pursuant to Item 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated therein.

                    (vi) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of

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financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (vii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, and, if later, at an Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (A) there has not been and will not have been any change in the capitalization of the Company or any of its Subsidiaries, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (B) neither the Company nor any of its Subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (C) neither the Company nor any of its Subsidiaries has not and will not have paid or declared any dividends or other distributions of any kind on any class of their respective classes of capital stock.

                    (viii) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus will not be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                    (ix) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

                    (x) The Company and each of its Subsidiaries has, and at the Closing Date and, if later, an Option Closing Date, will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (B) complied in all respects with all laws, regulations and orders applicable to it or its business and (C) performed all its obligations required to be performed by it, and is not, and at the Closing Date and, if later, an Option Closing Date, will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement,

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lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in a Material Adverse Effect. To the knowledge of the Company and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder, except for defaults which, either individually or in the aggregate, might result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is, nor at the Closing Date and, if later, an Option Closing Date, will any of them be, in violation of any provision of its charter or by-laws.

                    (xi) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each of the Management Agreement, Right of First Refusal Agreement, the Servicing Agreement, dated February 5, 1997 between the Company and ICCC and the Contribution Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, might have a Material Adverse Effect.

                    (xii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required

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in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated hereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

                    (xiii) The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus and except liens, charges, encumbrances, mortgages, security interests, claims or restrictions which do not, either individually or in the aggregate, result in a Material Adverse Effect. Each of the Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such Subsidiaries.

                    (xiv) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

                    (xv) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

                    (xvi) Neither the Company nor, to the knowledge of the Company, any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                    (xvii) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

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                    (xviii) The Shares are duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange.

                    (xix) Neither the Company nor any of its Subsidiaries are involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

                    (xx) The Company and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in, or necessary for the conduct of their respective businesses as described in the Prospectus. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its Subsidiaries, of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

                    (xxi) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any officer, director, employee or agent acting on behalf of the Company or any of its Subsidiaries has at any time (A) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (C) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any of its Subsidiaries sells or from which the Company or Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or such Subsidiary, or (D) except as described in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or such Subsidiary.

                    (xxii) As of the Closing Date and, if later, an Option Closing Date, the Company and its Subsidiaries shall be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it engages as described in the Prospectus; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its proposed business at a cost that would not result in a Material Adverse Effect.

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                    (xxiii) As of the Closing Date and, if later, an Option
Closing Date, the Company shall be, and if operated in the manner described in the Prospectus shall remain, qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and intends to operate in a manner so as to continue to remain so qualified.

                    (xxiv) The Company has complied, and until the completion of the distribution of the Shares will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Shares.

                    (xxv) Each of the Servicing Agreement, the Non-Competition Agreement and the Right of First Refusal Agreement constitutes a valid and binding agreement of ICCC and is enforceable against ICCC in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

                    (xxvi) Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus will not be, a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

          4.   Agreements of the Company.  The Company agrees with the several
               -------------------------
Underwriters as follows:

               (a) The Company will comply with all the provisions of any undertakings contained in the Registration Statement. The Company will cause the Prospectus to be filed as required by Section 3(a) hereof (but only if the Underwriters have not reasonably objected thereto by notice to the Company after having been furnished a copy within a reasonable time prior to filing). The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

               (b) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the

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Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare and file with the Commission, promptly upon the Underwriters request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters.

               (c) The Company will furnish to each of the Underwriters, without charge, one signed copy of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) As soon as possible, but in no event later than 24 hours, after the delivery and execution of this Agreement and the Price Determination Agreement, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request.

               (f) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such states and other jurisdictions of the United States as the Underwriters may request; provided, that in no event shall the Company be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Stock for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with the cooperation of the Underwriters, will make every reasonable effort to obtain the withdrawal thereof.

               (g) During the period of five years commencing on the Effective Date, the Company will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriters a copy of each annual or other report it shall be required to file with the Commission.

               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).

               (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the listing of the Shares on the American Stock Exchange, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent for the Shares and (10) the Accountants.

               (j) The Company will use its best efforts to continue to qualify as a REIT under the Code.

               (k) The Company will not use the proceeds of the sale of the Shares in such a manner as to require the Company to be registered under the Investment Company Act.

               (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (m) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds."

               (n) The Company will not, and will cause each of its executive officers, directors and Impac Credit Mortgage Holdings, Inc. ("IMH") to enter into agreements with the Underwriters in the form set forth in Exhibit C to the effect that they will not, for a period of 90 days after the commencement of the public offering of the Shares, without the prior written consent of PaineWebber Incorporated, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or warrants or other rights to acquire shares of Common Stock, other than pursuant to stock option plans or in connection with other employee incentive compensation arrangements.

               (o) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the several Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

               (p) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the "Commodity Act"), or otherwise complies with the Commodity Act. The Company nor the Manager will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

               (q) The Company will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitate the sale of resale of the Shares; provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(q).

          5.   Conditions of the Obligations of the Underwriters.  In addition
               -------------------------------------------------
to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

               (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

               (b) (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and, if later, an Option Closing Date, and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, capital stock, indebtedness, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) none of the Company or any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

               (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

               (e) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Shares, at an Option Closing Date, as if made at the Closing Date and, with respect to the Option Shares, at an Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to an Option Closing Date, shall have been duly performed, fulfilled or complied with.

               (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, an Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Freshman, Marantz, Orlanski, Cooper & Klein, counsel to the Company and its Subsidiaries, to the effect set forth in Exhibit B, provided, however, that such counsel, in rendering such opinion, shall be entitled to rely, as to matters of Maryland law, on the opinion of Brown & Wood.

               (g) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, an Option Closing Date, from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

               (h) On the date of the Prospectus, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Shares, an Option Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and, as to the Option Shares, an Option Closing Date which would require any change in their letter referred to in the prior sentence and dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and an Option Closing Date.

               (i) At the Closing Date and, as to the Option Shares, an Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters, to the effect that:

                    (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects so far as they relate to the Company and do not omit to state a material fact relating to the Company required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and, as to any Option Shares, an Option Closing Date, since the Effective Date, no event has occurred, except such as are described in, or contemplated by, the Prospectus, as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein relating to the Company not untrue or misleading in any material respect;

                    (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

                    (iii) Each of the covenants required herein to be performed by the Company on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

               (j) On the Closing Date and, as to any Option Shares, on an Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed (in their respective capacities as such) by each of the Chief Executive Officer and Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriters to the effect that:

                    (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects so far as they relate to ICCC and do not omit to state a material fact relating to ICCC required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and, as to any Option Shares, an Option Closing Date, since the Effective Date, no event has occurred, except such as are described in, or contemplated by, the Prospectus, as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein relating to ICCC not untrue or misleading in any material respect;

                    (ii) Each of the representations and warranties of the Company relating to ICCC contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; and

               (k) No proceeding by any state securities commission with respect to the Company shall be in effect on the Closing Date or an Option Closing Date.

               (l) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

               (m) The National Association of Securities Dealers, Inc. shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

               (n) The Company shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date and an Option Closing Date of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and an Option Closing Date of the representations and warranties of the Company herein, as to the performance by the

Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

          6.   Indemnification.
               ---------------

               (a) The Company will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or
(ii) above (provided that the Company shall not be liable under this clause
(iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Underwriters expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

               (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel (including local counsel) in any such action, but the fees, expenses and other charges of such counsel (including such local counsel) will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (and of more than one separate firm admitted to practice in any other relevant jurisdiction) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e)  The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Company contained in this Agreement, or in certificates or other instruments delivered pursuant hereto, shall survive and shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

               (f) The Company acknowledges for all purposes of this Agreement, the legend, if any, regarding stabilization set forth on the inside front cover page of the Prospectus, the names of the Underwriters and the amounts of the selling concession and reallowance set forth in the Prospectus under the caption "Underwriting" and the identification of counsel to the Underwriters in the Prospectus under the caption "Legal Matters" constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus.

               (g) The Company agrees to indemnify each Underwriter and controlling persons thereof to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections (a), (b), (c), (d) and (e) of this Section 6.

          7.   Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------
The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall survive the Closing Date and, if later, an Option Closing Date, and will remain in full force and effect, regardless of any investigation made by or on behalf of Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Shares pursuant to the public offering. The provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

          8.   Termination.  The obligations of the several Underwriters under
               -----------
this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to an Option Closing Date), by notice to the Company from the Underwriters, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Shares (or the Option Shares, as the case may be), in the sole judgment of the Underwriters, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, the NASD, by an exchange that lists the Shares or by the Nasdaq Stock Market, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission, the NASD or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

          9.   Substitution of Underwriters.  If any one or more of the
               ----------------------------
Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Underwriters may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 9 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10.  Miscellaneous.
               -------------

               (a) Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered if to the Company, at the office of the Company, 20371 Irvine Avenue, Santa Ana, California 92707, Attention: Chief Executive Officer, or if to the Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 6 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

               (b) This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

               (c) Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

               (d) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES THEREOF.

               (e) This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

               (f) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (g) The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

               (h) This Agreement may not be amended nor otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriters and the Company.

               (i) Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    IMPAC COMMERCIAL HOLDINGS, INC.


                                    By:_________________________________________
                                       Name:   Joseph R. Tomkinson
                                       Title:  Chief Executive Officer

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED


By: _____________________________
     Name:   Halle J. Benett
     Title:  Vice President


STIFEL, NICOLAUS & COMPANY INCORPORATED


By: _____________________________
     Name:   Jeffrey D. Evans
     Title:  Vice President


CIBC OPPENHEIMER CORP.


By: _____________________________
     Name:   Michael R. McClintock
     Title:  Managing Director


EVEREN SECURITIES, INC.


By: _____________________________
     Name:   Phillip J. Cunningham
     Title:  Senior Vice President

                                                                      SCHEDULE I


                                  UNDERWRITERS

                                                                     Number of
Underwriter                                                          Firm Shares
-----------                                                          -----------
PaineWebber Incorporated
Stifel, Nicolaus & Company Incorporated
CIBC Oppenheimer Corp.
EVEREN Securities, Inc.
                                                                      ---------
                                                                      3,000,000
                                                                      =========

                                 Schedule I-1

                                                                       EXHIBIT A


                        IMPAC COMMERCIAL HOLDINGS, INC.
                        -------------------------------


                         PRICE DETERMINATION AGREEMENT
                         -----------------------------


[Date]



PAINEWEBBER INCORPORATED
STIFEL, NICOLAUS & COMPANY INCORPORATED
CIBC OPPENHEIMER CORP.
EVEREN SECURITIES, INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          Reference is made to the Underwriting Agreement, dated May __, 1998 (the "Underwriting Agreement"), among Impac Commercial Holdings, Inc., a Maryland corporation (the "Company"), and the several Underwriters named in
Schedule I thereto or hereto (the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

          Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriters as follows:

          1. The initial public offering price per share for the Firm Shares shall be $_______.

          2. The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

                                  Exhibit A-1

          3. Any Underwriter may allow, and any dealer may reallow, a concession, not in excess of $.__ per share, to any Underwriter or to certain other dealers.

          The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

          As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

          This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles of such state.

          If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                  Exhibit A-2

                                    Very truly yours,


                                    IMPAC COMMERCIAL HOLDINGS, INC.


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

Confirmed as of the date
first above mentioned:

PAINEWEBBER INCORPORATED
STIFEL, NICOLAUS & COMPANY INCORPORATED
EVEREN SECURITIES, INC.
CIBC OPPENHEIMER CORP.


By:  PAINEWEBBER INCORPORATED,
     as Representative of the Underwriters


By:
   ---------------------------------------
   Title:

                                  Exhibit A-3

                                                                       EXHIBIT B

                                   OPINION OF
                  FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN

          1. The Company meets the requirements for use of Form S-11 under the Securities Act and the Rules and Regulations.

          2. The Company and each Subsidiary (including ICCC) has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of incorporation; the Company and each Subsidiary (including ICCC) has full power and authority to conduct all the respective activities conducted by them, to own or lease the assets owned or leased respectively by them and to conduct their respective business as described in the Registration Statement and the Prospectus; the Company and each Subsidiary (including ICCC) and are duly qualified to do business in each jurisdiction wherein they own or lease real property or in which the conduct of their business requires such qualification, except where the failure to be so qualified would not result in a Material Adverse Effect upon the Company or any of its Subsidiaries.

          3. All of the outstanding shares of the capital stock of the Subsidiaries, including but not limited to the ICCC Preferred Stock, have been duly authorized and validly issued and are fully paid and non-assessable.
Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, to our best knowledge, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

          4. All of the outstanding shares of the capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable and are not subject to any preemptive or similar right. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization" and the description of the Common Stock contained in the Prospectus is complete and accurate in all material respects. The Shares have been duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the public offering and, when issued and delivered by the Company pursuant to the terms of the public offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable. The Shares conform in all material re spects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive rights. Except as set forth in the Prospectus, to our best knowledge, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or

                                  Exhibit B-1
sell, any shares of capital stock of the Company, any shares of capital stock of any Subsidiary or any such warrants, convertible securities or obligations. The description of the Company's dividend reinvestment plan, stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

           5. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, and as to any Option Shares an Option Closing Date, to our best knowledge, and except as described in or contemplated by the Prospectus, (A) there has not been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, arising for any reason whatsoever, (B) neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions other than pursuant to the Underwriting Agreement and the transactions referred to herein and (C) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.

           6. Neither the Company nor any of its Subsidiaries is, and if operated in the manner described in the Prospectus under the caption "Business" will not be, an "investment company," an entity "controlled" by an "investment company" or an "affiliated person" of, or "promotor" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

           7. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to our knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might result in a Material Adverse Effect.

           8. The Company and each of its Subsidiaries has (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, and (B) performed all obligations required to be performed by it, and is not in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the effect of any of which, individually or in the aggregate, might result in

                                  Exhibit B-2
a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any provision of its charter or by-laws.

           9. The Company has full corporate power and authority to enter into the Underwriting Agreement. The Underwriting Agreement has been duly autho rized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each of the Management Agreement, the Servicing Agreement, dated February 5, 1997 between the Company and RAI Manager, LLC (the "Servicing Agreement") and the Right of First Refusal Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforce ability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encum brance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter or by-laws of the Company or any of its Subsidiaries, any contract or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its Subsidiaries the effect of any of which, individually or in the aggregate, would be to have a Material Adverse Effect.

          10. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Underwriting Agreement by the Company or in connection with the taking by the Company of any other action contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act or the Rules and Regulations and

                                  Exhibit B-3
such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares. All references in this opinion to the Underwriting Agreement shall include the Price Determination Agreement.

          11. We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Securities Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

          12. The Company and each of its Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it (including the assets contributed, sold or transferred to the Company pursuant to the terms of the Contribution Agreement), free and clear of all liens, charges, encumbrances, mortgages, security interests, claims or restrictions, except such as are described in, or contemplated by, the Prospectus, and except liens, charges, encumbrances, mortgages, security interests, claims or restrictions which do not, either individually or in the aggregate, result in a Material Adverse Effect. The Company and each of its Subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

          13. The Registration Statement and the Prospectus comply in all material respects with as to form with the requirements of the Securities Act and the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or Prospectus.

          14. There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiaries and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          15. The Shares have been duly authorized for listing by the American Stock Exchange upon official notice of issuance.

          16. To our knowledge, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name; and the use, in connec-

                                  Exhibit B-4
tion with the business and operations of the Company and its Subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

          17. Based upon our knowledge of the operations of the Company, the Company has conducted its operations in a manner so as to enable it to elect to be qualified as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

          18. The Company has complied with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E900.001 issued thereunder with respect to the offering and sale of the Shares.

          19. Neither the Company nor any of its Subsidiaries, if operated in the manner described in the Prospectus under the caption "Business," will be a "broker" within the meaning of Section 3(a)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or a "dealer" within the meaning of
Section 3(a)(5) of the Exchange Act or required to be registered pursuant to
Section 15(a) of the Ex  change Act.

          20. Each of the Servicing Agreement, Right of First Refusal Agreement, the Non-Competition Agreement and the Assignment and Lease, dated as of June 6, 1997 between ICCC and Impac Funding Corporation constitutes a valid and binding agreement of the Company and is enforceable against the Company in ac cordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

          In addition, we have participated in conferences with officers and other representatives of the Company and its Subsidiaries, representatives of the indepen dent public accountants for the Company and its Subsidiaries, and representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and Prospectuses and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses, and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of their date or as of the date hereof, contained or contains an untrue

                                  Exhibit B-5
statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except that we express no opinion or belief with respect to the financial statements, schedules, financial data or other financial information included therein or excluded therefrom or the exhibits to the Registration Statement.

                                  Exhibit B-6